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                                                                       EXHIBIT J

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated May 17, 2002 relating to the financial statements and financial highlights, which appears in the March 31, 2002 Annual Report to Shareholders of Prudential Institutional Liquidity Portfolio, Inc., which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Other Service Providers" and "Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

New York, New York

May 28, 2002